Exhibit 10.1

EXECUTIVE SEPARATION AGREEMENT AND RELEASE

THIS EXECUTIVE SEPARATION AGREEMENT AND RELEASE (the “Agreement”), by and between INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (“Employer”), and Thomas E. Vossman (“Executive”), is entered into and effective as of this 5th day of September 2008 (the “Effective Date”).

Preliminary Statement

A.           Executive has voluntarily and irrevocably resigned his employment and all officer and director positions with Employer or its subsidiaries, with such resignations and the termination of Executive from such officer and director positions effective as of the Effective Date.

B.           Without any admission as to fault, liability or wrongdoing, to ensure an effective and smooth transition in leadership, and to avoid the time, distractions and resource expenditures potentially associated with Executive’s departure, Employer and Executive desire to resolve all matters relating to or arising out of Executive’s employment by Employer and Executive’s resignation of his officer and director positions and the termination of Executive’s employment with Employer on the terms described below.

C.           Executive has been (and hereby is) advised in writing to consult with an attorney prior to finally accepting this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.      Resignation by Executive from All Officer and Director Positions; Termination of Executive’s Employment.

(a)           Resignation from Officer and Director Positions.  Executive voluntarily resigned from his officer and director positions with Employer or any of its subsidiaries and from all positions with any employee benefit plans sponsored by Employer or any of its subsidiaries on the Effective Date.  These resignations were effected by means of separate resignation letters in the forms attached to this Agreement as Exhibit A, Exhibit B and Exhibit C, signed and delivered by Executive and accepted by Employer or the subsidiary, as the case may be, on the Effective Date.

(b)           Resignation of Employment with Employer.  Executive likewise has voluntarily and irrevocably resigned his employment with Employer and any of its subsidiaries effective as of the Effective Date. The employment of Executive by Employer including, among other things, any and all right or authority of Executive to act as an agent of Employer or its subsidiaries, in any capacity whatsoever, will terminate and cease as of the Effective Date.

2.          Separation Benefits.  In consideration for the representations, warranties, covenants and agreements made by Executive and contained in this Agreement, and provided Executive complies with the terms of this Agreement, Employer shall agree to make the following payments (the “Separation Payments”) under and subject to the terms and conditions stated in this Agreement:

(a)           Separation Payments.  (1) Employer will pay Executive a gross amount of $265,000, less applicable withholdings for taxes, payable as follows: (a) a lump-sum payment equal to $162,500 within five (5) business days after the date of this Agreement and (b) additional payments in the aggregate amount of $102,500 payable in equal consecutive semi-monthly payments over the twelve-month period beginning September 16, 2008 until the entire sum is paid in full. Payment will be made on the Employer’s regular semi-monthly paydays, commencing with the first regular semi-monthly payday of Employer that occurs after September 16, 2008. In no event shall the total payments made under this paragraph exceed the sum of $265,000 in the aggregate. The final installment may be less than the regular semi-monthly installments to the extent necessary to make this occur. Whether or not Executive signs this Agreement, he will receive wages or other compensation for all time worked through the Effective Date, accrued vacation, and any other accrued leave time which Executive is entitled to under applicable law, through the Effective Date.  Except as provided in this Agreement, no payment, compensation, leave time, insurance or other benefits, will be furnished or paid to Executive.  Executive acknowledges that Employer may change payroll dates, schedules or amounts, insurance carriers or benefit plans or otherwise modify its payroll or benefit plans for its active executives, and those changes will be applied to Executive as well where applicable. In addition, Executive shall continue to be entitled to all rights of indemnification provided to officers of Employer as of this date, to the same extent as other officers of Employer.

(2)           Executive will be provided outplacement assistance for a period of six months with Quest Management or such other outplacement firm selected by Employer at Employer’s expense, provided such expense in the aggregate shall not exceed $10,000.00.  The amount and level of service and assistance will be determined by Employer, and information concerning the same will be provided by the outplacement firm selected by Employer.

(3)           Provided Executive chooses to continue his health and medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Employer agrees to pay the amounts that Employer would have been required to pay for health and dental benefits for Executive and his eligible family members (the “Welfare Benefits”) had Executive remained an employee of Employer following the Effective Date (Executive shall be responsible for the portion of health benefit premiums that would be paid by an employee of Employer receiving comparable benefits) through the earlier of (A) August 31, 2009 and (B) the date Executive is entitled to receive health benefits with a new employer; provided, however, the health benefit premiums that Employer shall be required to pay for such benefits shall not exceed the amounts that Employer would have been required to pay had Executive remained an employee of Employer following the Effective Date (Executive shall be responsible for the portion of health benefit premiums that would be paid by an employee of Employer receiving comparable benefits).  If Executive chooses to continue his health benefits under COBRA after the earlier of (A) August 31, 2009 and (B) the date Executive is entitled to receive health benefits with a new employer, Executive will be responsible for the payment of such benefits for the remainder of the period required under COBRA.  Executive agrees that the qualifying event for electing to continue Executive’s health benefits under COBRA is the Effective Date.

(4)           Employer’s obligation to pay Executive the payments and benefits and to provide and pay for these outplacement services set forth in this Section 2, and Executive’s right to receive and retain the same, shall be subject to Executive’s adherence to the terms and conditions of this Agreement.

(b)           No Benefits.   After the Effective Date, Executive shall not be entitled to continue Executive’s participation in any other benefits generally available to employees of Employer, including 401(k) plan, cash incentive or bonus plans, stock-based incentive plans or the like, except as is generally allowable pursuant to the explicit terms and conditions of such programs or plans or as otherwise expressly set forth in this Agreement.

(c)           General.  All Separation Payments shall be paid or provided subject to any applicable federal, state and local income tax or other appropriate withholding requirements as well as the right of Employer to directly offset any amounts owed by Executive to Employer.   Except as provided in this Agreement, no payment, compensation, leave time, insurance or other benefits, will be furnished or paid to Executive.

3.           Treatment of Outstanding Equity Awards.  Executive has outstanding stock options, restricted stock and restricted stock units.  For purposes of these equity awards, Employer will deem Executive’s resignation from his positions with Employer and its subsidiaries as a termination by Employer without cause for purposes of the award agreements and Executive’s rights and benefits at and after Executive’s termination of employment with Employer will be as set forth in the respective award agreements for each of these outstanding equity awards, except as modified with the approval of Executive to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

4.           Prior Agreements Superseded; Representations and Releases.

(a)     Prior Agreements, Practices, Policies and Procedures Regarding Severance or Separation Benefits Superseded.  In consideration for the Separation Payments to be paid or received by Executive under this Agreement, Executive agrees that any agreement between Employer and Executive with respect to severance or separation payments is terminated as of the Effective Date and any such agreement or any other severance practice, policy or procedure of Employer is superseded in its entirety by the terms of this Agreement in all respects.  Executive will have no further rights, and Employer will have no further obligations, under any such agreement, practice, policy or procedure.  Notwithstanding anything contained herein to the contrary, this Agreement shall not supersede or affect any outstanding equity award agreements between Executive and Employer for stock options, restricted stock and restricted stock units.

          (b)     Representations.   Executive represents and warrants to Employer that (i) Executive (A) has not filed any suit, action, claim, allegation or other proceeding at law or in equity, before any court, governmental agency, arbitration panel or other forum of any nature (an “Action”) with respect to the matters released below or (B) will not prosecute, and will immediately dismiss with prejudice, any pending Action with respect to the matters released below; (ii) Executive has not assigned to any other person or entity any right(s) or claim(s) Executive may have against Employer; (iii) in deciding to execute this Agreement (A) no fact, evidence, event or transaction currently unknown to Executive, but which may hereinafter become known to Executive, shall affect in any way or any manner the final or unconditional nature of this Agreement; (B) Executive’s execution of this Agreement is a knowing and voluntary act on Executive’s part; (C) Executive has read and fully understands the terms of this Agreement, including the final and binding nature and effect of Executive’s waiver of rights by execution of this Agreement and was advised in writing to consult with an attorney before signing the Agreement at the time Executive first received this Agreement; (D) Executive has been provided with a reasonable and adequate period of time to consider this Agreement and consult with his attorneys and advisors concerning this Agreement before signing it; and (E) Executive has not been promised anything or provided any consideration for entering into this Agreement that is not specified in this Agreement.  In addition, Executive hereby represents and warrants that, to the best of his knowledge, Executive has disclosed to Employer’s Chief Executive Officer, on or prior to the Effective Date, any material violation of federal, state, foreign or local criminal law or regulation that is applicable to Employer, any threatened or pending federal, state, foreign or local governmental criminal investigation against Employer and any practice or policy of Employer that may be unlawful under applicable federal, state, foreign or local criminal law.

(c)     Waiver and Release.

(1)            Executive hereby releases, gives up and waives any and all known and unknown rights, causes of action, lawsuits and claims for liability Executive may now or in the future have against any of the Employer Parties (defined below) in any way arising out of, based upon or relating to (i) Executive’s employment with Employer or any of its subsidiaries, or the termination of or resignation from such employment, (ii) any promise, policy, agreement, action or conduct of any of the Employer Parties to date, or (iii) any fact occurring prior to this date.  Executive acknowledges that this means that, among other claims, he is releasing the Employer Parties from and may not bring claims against any of them under  (i) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, ancestry, religion, or sex; (ii) the Age Discrimination in Employment Act, which prohibits discrimination based on age; (iii) the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; (iv) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (v) the WARN Act, which requires that advance notice be given of certain workforce reductions; (vi) the Employee Retirement Income Security Act, which among other things, protects employee benefits; (vii)  the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; (viii) the Sarbanes-Oxley Act of 2002, which, among other things, provides “whistleblower” protection; (ix) the National Labor Relations Act, (x) the Missouri Human Rights Act; (xi) the Missouri Service Letter Statute; (xii) any applicable federal, state or local law prohibiting any form of  discrimination or retaliation; (xiii) any law prohibiting retaliation based on exercise by Executive of rights under any law, providing “whistleblower” protection, providing workers’ compensation benefits, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer’s right to terminate employees or otherwise regulating employment, (xiv) any law or decision enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims, and any other law or decision relating to salary, commission, compensation, benefits, and other matters.  Except to the extent provided otherwise elsewhere in this Agreement, Executive further hereby releases, gives up and waives any and all rights and claims he had, has or will have to any bonus or payment under any bonus or incentive plan or program of Employer, including, among others, Employer’s 2008 Annual Incentive Plan and Employer’s Long-Term Incentive Plan for any plan periods not yet completed, and also hereby surrenders to Employer, as of the Effective Date, any restricted stock and restricted stock units subject to forfeiture upon termination of Executive’s employment at the Effective Date and stock options that have not yet become exercisable at the Effective Date.  Executive specifically represents that he has not been treated adversely on account of age or gender, or in retaliation for exercising any legal rights or reporting any alleged violation of law, nor has he otherwise been treated wrongfully in connection with his employment with Employer or his separation from employment and that he has no claim under the Age Discrimination in Employment Act, or any other federal, state or local law, decision, order or regulation concerning discrimination or retaliation.  Except to the extent provided otherwise elsewhere in this Agreement, Executive is not eligible for severance under any agreement, severance plan, program, policy or arrangement of Employer or any of its subsidiaries or affiliates and Executive specifically waives any right he may have to receive benefits under any such agreement, severance plan, program, policy or arrangement.  Executive acknowledges that Employer relied on the representations and promises in this Agreement in agreeing to pay Executive the amounts described in Section 2 and to continue the equity awards in accordance with their respective award agreements as described in Section 3.  Executive understands that he is releasing claims for events that have occurred prior to his signing this Agreement that he may not know about.  Notwithstanding anything contained herein to the contrary, this release does not include (and Executive does not release) claims arising after the date Executive signs this Agreement, claims for vested benefits under any Employer benefit plan based upon Executive’s service until and ending on the Effective Date, any claim for breach of this Agreement or any equity award agreement, or any pending claims for workers compensation that have already been filed or for on-the-job injuries that have already been reported.  In addition, Executive understands that by signing this Agreement Executive waives and gives up, among other claims, the right to file a lawsuit seeking monetary damages from the Employer Parties for discrimination claims, but that this Agreement and release does not prohibit Executive from making an administrative complaint of employment discrimination against any of the Employer Parties with a governing federal, state or local agency.

For purposes of this Agreement, the term “Employer Parties” means (1) Employer and any of its present or former direct or indirect subsidiaries, affiliates, and any joint venture or other entity in which Employer or any such entity has any ownership interest, (2) any employee benefit plans or trusts sponsored, established or maintained by Employer or any other entity described in (1) above, (3) the present and former directors, officers, employees, agents, administrators, trustees and fiduciaries of each entity described in (1) or (2) above, and (4) the respective insurers, successors and assigns of each person or entity described in (1), (2) or (3) above.

(2)            Employer hereby releases, gives up and waives any and all known and unknown rights, causes of action, lawsuits and claims for liability Employer may now or in the future have against Executive in any way arising out of, based upon or relating to (i) Executive’s employment with Employer or any of its subsidiaries, or the termination of or resignation from such employment, (ii) any promise, policy, agreement, action or conduct of Executive to the Effective Date, or (iii) any fact occurring on or prior to the Effective Date, except for rights, claims, causes of action and claims for liability against Executive in any way based on any criminal conduct by Executive, any knowing or intentional violation of law by Executive, or any fraud or breach of fiduciary duty by Executive (“Retained Claims”).  Notwithstanding anything contained herein to the contrary, this release does not include (and Employer does not release) any Retained Claims, any claim for breach of this Agreement or any confidentiality, non-solicitation or non-competition agreement signed by Executive, or any claims arising after the Effective Date.

(d)            Nature of Release.   It is expressly understood and agreed that this Agreement is intended to cover and does cover not only all known losses and damages but any future losses and damages not now known or anticipated but which may later develop or be discovered, including the effects and consequences thereof.  It is further expressly understood and agreed that this Agreement may be pleaded as a counterclaim to or as a defense in bar or abatement of any action taken by or on behalf of either Employer or Executive.  Executive agrees that neither this Agreement nor performance hereunder constitutes or should be construed as an admission by Employer or any of the Employer Parties of any fault, liability, wrongdoing, or violation of any Employer policy, any federal, state, foreign or local law or regulation, common law, or any breach of any contract or any other wrongdoing of any type, all of which are expressly denied. Likewise, Employer agrees that neither this Agreement nor performance hereunder constitutes or should be construed as an admission by Executive of any fault, liability, wrongdoing, or violation of any Employer policy, any federal, state, foreign or local law or regulation, common law, or any breach of any contract or any other wrongdoing of any type, all of which are expressly denied by Executive.

5.           Covenant Not To Sue; Indemnification.   Executive and Employer each agree not to enter into any suit, action or other proceeding at law or in equity (including administrative actions), or to prosecute further any existing suit or action that might presently exist, or to make any claim or demand of any kind or nature against any of the Employer Parties or Executive (as the case may be), in any such case asserting any claim released by Executive or Employer (as the case may be) by Section 4(c)(1) and (2) of this Agreement.  If Employer or Executive enters into any such suit, action or other proceeding in violation of this Section 5, the party who does so shall (i) indemnify, defend and hold the other (which, in the case of Employer shall include all the Employer Parties) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, action, suits, costs, expenses and disbursements (including attorneys’ fees and expenses and court costs whether or not litigation is commenced and, if litigation is commenced, during all trial and appellate phases of such litigation) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against any such person in any way relating to, arising out of, connected with or resulting from such actions, including any of the matters released hereunder and (ii) (in the case of Executive) immediately return the Separation Payments to Employer.

       6.         Restrictive Covenants.

           (a)           Confidentiality.   Executive acknowledges that, as an executive of Employer, he has had access to confidential, proprietary and trade secret information of Employer.  In addition, Executive acknowledges the competitive nature of Employer’s business and agrees and reaffirms that any information that is not public (by lawful means) or otherwise readily accessible by the public through lawful means acquired by Executive regarding Employer’s business, its finances, costs, pricing, contracts, customers, prospects, plans, products, manufacturing methods, technology, legal proceedings, personnel, directors and officers (whether or not such information is marked confidential) shall be considered Employer’s confidential information.  In furtherance and not limitation of any prior agreements, to the extent that any of the following is not public (by lawful means) or otherwise readily accessible by the public through lawful means regarding confidentiality, Executive agrees not to disclose to anyone (other than Employer), or use for Executive’s benefit or the benefit of any other person (other than Employer), any trade secrets, marketing documents or information, financial statements, reports, salary information, product cost or price information, technical information, financial information, manufacturing methods, technology, any information relating to customers, production, prospects, bids, proposals or sales or any other information acquired by Executive regarding Employer or its business, directors, officers and employees (whether or not such information is marked confidential).  Executive agrees to immediately return to Employer all Employer property and any information (including any copies thereof, electronic or otherwise) that Executive has received, prepared or helped to prepare during the course of Executive’s employment with Employer.  Executive agrees to return the Employer-owned Blackberry and computer that were provided by Employer for his use at the earlier of December 31, 2008 or upon the request of Employer.

            (b)           Non-Solicitation.  In consideration of the Separation Payments, and in furtherance and not limitation of any prior agreement between Executive and Employer with respect to non-solicitation matters, Executive acknowledges and agrees that, during the period from the Effective Date through and ending August 31, 2010: (1) Executive will not directly or indirectly recruit any employee, sales representative or other personnel of Employer or any of its subsidiaries or affiliates (other than secretarial, custodial and clerical employees) to work for another company or business; nor will Executive assist anyone else in recruiting or hiring any such employee to work for another company or business or discuss with any such person his or her leaving the employ of Employer or any of its subsidiaries or affiliates to engage in a business activity in competition with Employer or any of its subsidiaries or affiliates; and (2) Executive will not directly or indirectly (i) solicit or encourage any person, firm, corporation or other business entity to cease doing business, or reduce the level of business that could be done, with Employer or any of its subsidiaries or affiliates, or discuss doing so with any such person, firm, corporation or entity; or (ii) take away or procure for the benefit of any competitor of Employer or any of its subsidiaries or affiliates, any business of the type provided by or competitive with a product or service offered by Employer or any of its subsidiaries or affiliates.

            (c)           Non-Compete.  In consideration of the Separation Payments, and in furtherance and not limitation of any prior agreement between Executive and Employer with respect to non-compete matters, Executive agrees that during the period from the Effective Date through and ending August 31, 2010, Executive will not act as a consultant, advisor, independent contractor, officer, manager, employee, principal, agent, director or trustee of, or provide any services or advice to, any corporation, partnership, limited liability company, association or other entity that was or is engaged in a Competing Business anywhere in the world, engage in a Competing Business anywhere in the world, or directly or indirectly own more than one percent (1%) of the outstanding equity of any such entity which is engaged in a Competing Business anywhere in the world.  For purposes of this Section 6(c), a “Competing Business” is any business that competes with (or offers or markets any products or services of a type marketed by or competitive with) any products or services marketed by Employer or any of its subsidiaries or affiliates.  Executive acknowledges that Employer and its subsidiaries and affiliates do business throughout the world.

            (d)           Equitable Relief.  Executive acknowledges and agrees that (i) any breach of this Agreement by Executive, including any breach of the terms of this Section 6, will cause Employer irreparable injury and damage, (ii) the provisions of this Agreement are necessarily of a special, unique and extraordinary nature and (iii) if Executive breaches or threatens to breach any such provisions, Employer shall be entitled, in addition to any other remedies and damages Employer could recover as a result of any such breach, to obtain equitable relief, including restraining orders or injunctions, both temporary and permanent, in order to prevent future violation thereof by Executive or any person with whom Executive may be affiliated.  Further, Executive waives any requirement for Employer to post a bond in connection with any action relating to this Agreement.

            (e)           Existing Obligations.  Executive agrees to remain bound by and to comply with, and reaffirms Executive’s obligations under, any agreement or policy relating to confidential information, invention, non-solicitation, non-competition or similar matters to which Executive is now subject, notwithstanding the reasons why Executive’s employment terminated or any conduct occurring prior to the Effective Date. The covenants and agreements set out in this Section 6 above are in addition to, and do not in any way cancel or supersede, any of such obligations or agreements.

  (f)           Survival.  The provisions of this Section 6 shall survive any termination of this Agreement.

  (g)           Reformation.  To the extent that any covenant set forth in this Section 6 shall be determined to be invalid or unenforceable in any respect or to any extent, the covenant shall not be rendered invalid, but instead shall be automatically amended for such lesser term or to such lesser extent, or in such other degree, as may grant Employer the maximum protection and restrictions on Executive’s activities permitted by applicable law in such circumstances.

7.           Non-Disparagement; No Re-Employment; Independent Contractor Agreement.

(a)           Non-Disparagement.

(1)           Executive agrees to conduct himself in a professional and positive manner in all of his dealings, communications and contacts concerning Employer, his employment or his separation from employment.  Executive agrees not to denigrate, disparage, or make any derogatory or negative statements about Employer or its subsidiaries or affiliates or any of their respective present or former directors, officers, or employees.  In particular, Executive agrees not to make any derogatory or negative statements about Employer (including any subsidiaries or affiliates), its business plans, policies and practices, or about any of its present or former officers, directors, or employees to customers, competitors, suppliers, employees, former employees, members of the public (including but not limited to in any internet publication, posting, message board or weblog), members of the media, or any other person, nor shall Executive take any action to harm or adversely affect the reputation or goodwill of Employer.  Nothing in this Section 7(a)(1) shall prevent Executive from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including but not limited to assisting in the prosecution of claims not released by this Agreement or assisting in an investigation or proceeding brought by any governmental or regulatory body.

(2)           Employer will direct its directors, officers and upper management to conduct themselves in a professional and positive manner in all of their dealings, communications and contacts concerning Executive, his employment, and his separation from employment, and not denigrate, disparage, or make any derogatory or negative statements about Executive to others outside Employer, or instruct anyone else to do so.  In particular, the directors, officers and upper management will be directed not to make any derogatory or negative statements about Executive, or his performance, to customers, competitors, suppliers, former employees, members of the public (including but not limited to in any internet publication, posting, message board or weblog), members of the media, or any other person outside Employer. Nothing in this paragraph shall prevent Employer representatives from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law relating to fraud or any rule or regulation of the Securities and Exchange Commission, or from making any truthful statements or comments in connection with any securities filings or in order to comply with any obligations under federal, state or local laws (including without limitation, any federal securities laws).

(b)           No Re-Employment.     Executive will never apply for or seek employment with Employer or any of its subsidiaries or affiliates, or be employed by any such entity, and agrees that Employer or such subsidiary or affiliate may refuse to employ him (or, if he has already been employed, dismiss him following discovery of that fact) without liability.

(c)           Consulting Services.  Following the Effective Date through December 31, 2008, Executive shall provide such consulting services as may be requested from time to time by Employer.  In connection with such engagement, Employer and Executive shall enter into an Independent Contractor Agreement in the form attached to this Agreement as Exhibit D, pursuant to which Executive shall provide consulting services as approved by Employer’s Chief Executive Officer.   For such consulting services, Executive shall be paid a monthly retainer of $30,000.  Executive and Employer agree that the level of anticipated services as an independent contractor will not exceed twenty percent (20%) of the average level of bona fide services performed over the 36-month period immediately preceding the Effective Date.

8.           Legal Proceedings.    Executive agrees to cooperate with Employer or any of its subsidiaries or affiliates and their legal counsel, and to furnish any and all complete and truthful information, testimony or affidavits, in connection with any matter that arose during his employment with Employer, or in connection with any litigation, governmental proceeding or investigation, arbitration or claim, that in any way relates to the business or operations of Employer or of any of its subsidiaries or affiliates, or of which Executive may have any knowledge or involvement. Executive will make his best efforts to consult with and provide information to Employer or any of its subsidiaries or affiliates and their legal counsel concerning all such matters, and appear as and when requested to provide any such information, assistance or testimony on reasonable notice. The parties will make their best efforts to have such cooperation performed at reasonable times and places and in a manner as not to unreasonably interfere with any other employment or other business activity in which Executive may then be engaged.  Nothing in this Agreement shall be construed or interpreted as requiring Executive to provide any testimony, sworn statement or declaration that is not complete and truthful. If Employer or any of its subsidiaries or affiliates requires Executive to travel outside the metropolitan area in the United States where he then resides to provide any testimony or otherwise provide any such assistance, then Employer agrees to reimburse Executive for any reasonable, customary and necessary travel and lodging expenses incurred by him to do so provided Executive submits all documentation required under Employer’s reimbursement policies and as otherwise may be required to satisfy any requirements under applicable tax laws for Employer to deduct those expenses. Nothing in this Agreement shall prevent Executive from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law relating to fraud or any rule or regulation of the Securities and Exchange Commission.

9.           General Provisions.

(a)           Entire Agreement.  This Agreement incorporates by this reference the Preliminary Statement hereto.  Each party represents and warrants that any facts relating to such party that are contained in the Preliminary Statement are true.  This Agreement and any agreement, instrument or document to be executed in connection herewith (as referenced herein) contain the parties’ entire understanding and agreement with respect to the subject matter hereof (the termination of Executive’s employment and directorships with Employer and its subsidiaries and affiliates, the Separation Payments and the treatment of the outstanding equity awards currently held by Executive and the release of any potential related claims).  Any discussions, agreements, promises, representations, warranties or statements between the parties or their representatives (whether or not conflicting or inconsistent) that are not expressly contained or incorporated herein shall be null and void and are merged into this Agreement, except that any confidentiality agreement, non-solicitation agreement, non-compete agreement, invention assignment, equity award agreement or other agreement between Employer and Executive, expressly covering a party’s rights after termination of employment, shall remain in full force and effect, in accordance with its terms, after the execution of this Agreement, except to the extent specified in this Agreement.  In case of any conflict between Executive’s rights under any such agreement and this Agreement, the terms of this Agreement will control.

(b)           Modification, Amendment and Waiver.  Neither this Agreement, nor any part hereof, may be modified or amended orally, by trade usage or by course of conduct or dealing, but only by and pursuant to an instrument in writing duly executed and delivered by the party sought to be charged therewith.  No covenant or condition of this Agreement can be waived, except by the written consent of the party entitled to receive the benefit thereof.  Forbearance or indulgence by a party in any regard whatsoever shall not constitute a waiver of a covenant or condition to be performed by the other party to which the same may apply, and, until complete performance by such other party of such covenant or condition, the party entitled to receive the benefit thereof shall be entitled to invoke any remedy available to it under this Agreement, at law, in equity, by statute or otherwise, despite such forbearance or indulgence.

(c)           Successors, Assigns and Third Party Beneficiaries.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and is freely assignable by Employer. Except as expressly provided herein, neither this Agreement nor any rights hereunder may be assigned or transferred, and no duties may be delegated, by any party hereto without the prior written consent of the other party hereto.  Each subsidiary or affiliate of Employer (and their predecessors, successors and assigns) shall be a third-party beneficiary of this Agreement, as if such subsidiary or affiliate was the “Employer” hereunder.

(d)           Construction.  This Agreement shall not be construed more strictly against one party than against another party merely by virtue of the fact that this Agreement may have been physically prepared by such party, or such party’s counsel, it being agreed that all parties, and their respective counsel, have mutually participated in the negotiation and preparation of this Agreement.  Unless the context of this Agreement clearly requires otherwise:  (i) references to the plural include the singular and vice versa; (ii) references to any person include such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) “including” is not limiting; (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) the words “hereof”, “herein”, “hereby”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any law means such law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time.

(e)           Governing Law.  This Agreement is deemed to have been entered into and accepted in the State of Missouri, and all questions with respect to the formation and construction of this Agreement, and the rights and obligations of the parties hereto, shall be governed by and determined in accordance with the laws of the State of Missouri, which are applicable to agreements entered into and performed entirely within such State, without giving effect to the choice or conflicts of law provisions thereof.  Each of Employer and Executive hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Agreement may be filed, tried and litigated in the Circuit Court of Saint Louis County, Missouri or (if federal jurisdiction exists) the United States District Court for the Eastern District of Missouri.  In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts, and any claim that either such forum is not a convenient or the most convenient forum.  In the event of a breach of this Agreement, the breaching party agrees to pay all costs of enforcement and collection of any and all remedies and damages, including reasonable attorneys’ fees.

(f)           Severability.  If any Section (or part thereof) of this Agreement is found by a court of competent jurisdiction to be contrary to, prohibited by or invalid under any applicable law, such court may modify such Section (or part thereof) so, as modified, such Section (or part thereof) will be enforceable and will to the maximum extent possible comply with the apparent intent of the parties in drafting such Section (or part thereof).  No such modification or omission of a Section (or part thereof) shall in any way affect or impair such Section (or part thereof) in any other jurisdiction.  If, in the sole judgment of Employer, a Section (or part thereof) of this Agreement is so modified or omitted in a manner which eliminates a substantial part of the benefit intended to be received by Employer hereunder, then Employer may rescind this Agreement and Executive shall immediately return to Employer the Separation Payments hereunder.

(g)           Captions.  The captions, headings and titles of the various Sections of this Agreement are for convenience of reference only, and shall not be deemed or construed to limit or expand the substantive provisions of such Sections.

(h)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.  A facsimile signature is as good as an original.

10.           Execution and Delivery.  This Agreement was presented to Executive on September 2, 2008.  Executive has been advised to take this Agreement home, read it, and carefully consider all of its provisions before signing it and consult with an attorney or attorneys of his choice.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year written below.

EXECUTIVE:	EMPLOYER:

INSITUFORM TECHNOLOGIES, INC.

/s/ Thomas E. Vossman
Thomas E. Vossman	By: /s/ J. Joseph Burgess
Name: J. Joseph Burgess
Title: President and Chief Executive Officer

Date: September 5, 2008	Date: September 5, 2008